UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Prudential Variable Contract Account-2
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PGIM Investments LLC Level I Call Guide (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (CONTRACTHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in Prudential Variable Contract Account-2, also known as VCA-2, or Prudential Variable Contract Account-10, also known as VCA-10. I wanted to confirm that you have received the proxy material for the Special Meeting of Contractholders scheduled to take place on November 15, 2022.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. The Committee is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Committee is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Committee’s recommendation?

(Pause For Response)

(Review Voting Options with Contractholder If Necessary)

If we identify any additional accounts you own with Prudential VCA-2 or Prudential VCA-10 before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 10-12-2022

Prudential Variable Contract Accounts

Level I Answering Machine Script

Hello.

I am calling regarding your current investment in Prudential Variable Contract Account-2, also known as VCA-2, or Prudential Variable Contract Account-10, also known as VCA-10.

The Special Meeting of Contractholders is scheduled to take place on November 15, 2022. All contractholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-821-2712 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

VARIABLE CONTRACT ACCOUNT PROXY FACT SHEET FOR: PGIM INVESTMENTS LLC

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	SEPTEMBER 15, 2022	TO BE CONDUCTED SOLELY
Mail Date	OCTOBER 7, 2022	BY MEANS OF REMOTE COMMUNICATION
Meeting Date	NOVEMBER 15, 2022 @ 1:00 and 1:30 PM (ET), respectively	AT https://viewproxy.com/Prudential/broadridgevsm
ADDITIONAL INFORMATION		CONTACT INFORMATION
Tickers	NOT APPLICABLE	Inbound Line	1-800-821-2712
CUSIPs	NOT APPLICABLE	Website	www.prudential.com

What are contractholders and participants being asked to vote on?

The Prudential Variable Contract Account-2

1.	To approve the restructuring of The Prudential Variable Contract Account-2 (VCA 2), which would change VCA 2 from a management investment company overseen by the Committee of VCA 2 to a unit investment trust invested solely in shares of an underlying fund, the Fidelity VIP Index 500 Portfolio;

THE COMMITTEE’S RECOMMENDATION – “FOR”

The Prudential Variable Contract Account-10

1.	To approve the restructuring of The Prudential Variable Contract Account-10 (VCA 10), which would change VCA 10 from a management investment company overseen by the Committee of VCA 10 to a unit investment trust invested solely in shares of an underlying fund, the Fidelity VIP Index 500 Portfolio;

THE COMMITTEE’S RECOMMENDATION – “FOR”

What are contractholders and participants being asked to approve?

The Prudential Variable Contract Account-2 (VCA 2)

The purpose of the proxy is to ask contractholders and participants having voting rights in VCA 2 (collectively, Participants) to vote to approve the restructuring of VCA 2 to change VCA 2 from a management investment company overseen by the Committee of VCA 2 to a unit investment trust invested solely in shares of an underlying fund—the Fidelity VIP Index 500 Portfolio (the Fidelity Fund, and such restructuring, the Restructuring).

The Prudential Variable Contract Account-10 (VCA 10)

The purpose of the proxy is to ask contractholders and participants having voting rights in VCA 10 (collectively, Participants) to vote to approve the restructuring of VCA 10 to change VCA 10 from a management investment company overseen by the Committee of VCA 10 to a unit investment trust invested solely in shares of an underlying fund—the Fidelity VIP Index 500 Portfolio (the Fidelity Fund, and such restructuring, the Restructuring).

For Internal Distribution Only	Page 1

Who is the Committee?

The Committee serves the same function as a mutual fund’s board of directors and the individuals serving on the Committee are “Committee Members.”

What are the proposed Restructurings?

Currently, VCA 2 and VCA 10 operate as actively managed portfolios managed by PGIM Investments LLC—as the investment manager—and Jennison Associates LLC—as the subadviser. As part of the proposals, VCA 2 and VCA 10 will become unit investment trusts under the Investment Company Act of 1940, as amended and invest solely in Initial Class shares of the Fidelity Fund.

Why are the proposals in the best interest of Participants for each of VCA 2 and VCA 10?

The Committees of VCA 2 and VCA 10 believe the proposals are in the best interest of the Participants for several reasons:

•	Potential for Improved Performance: The proposed restructurings will permit VCA 2 and VCA 10 to directly invest in an underlying fund with strong historical performance and a larger asset base.

•	Reduced Expenses: The proposed restructurings are expected to decrease total expenses for VCA 2 and VCA 10. While the proposals will result in the Participants indirectly bearing the underlying fund’s management fees and expenses, those fees and expenses will be offset by the elimination of the management fee for VCA 2 and VCA 10.

•	Potential for Investment and Operational Efficiencies: The proposed restructurings will provide an organizational structure for VCA 2 and VCA 10 that is much more common in the variable annuity industry than the current organizational structure.

Virtually all of Prudential’s other variable annuity contracts, as well as most across the industry, are structured with two tiers or levels, namely, an insurance company separate account that purchases shares of a mutual fund and a mutual fund that holds a diverse portfolio of investments.

Currently, VCA 2 and VCA 10 are organized as a one-tier structure consisting of an insurance company separate account that invests directly in a portfolio of investments. The proposed restructurings will move VCA 2 and VCA 10 from a one-tier structure to the more common two-tier structure. The two-tier structure provides more flexibility, such as the ability to gain benefits of larger scale by pooling the account value of investors with investments under other variable annuity contracts in the underlying fund.

What is a unit investment trust and how does it differ from a management investment company?

management investment company

VCA 2 and VCA 10 currently operate as managed separate accounts, which means that they are registered open-end management investment companies, the same category of registered investment company as mutual funds. Management investment companies directly invest in stocks, bonds, money market instruments, other securities or assets, or some combination of these investments.

VCA 2’s and VCA 10’s one-tier legal structure, in which they directly hold and own portfolio securities, was common in the industry when VCA 2 and VCA 10 were created. The one-tier structure utilized is no longer common, and today virtually all insurance company separate accounts issuing variable contracts are registered under the 1940 Act with the United States Securities and Exchange Commission as unit investment trusts, which do not directly hold portfolio securities, but instead invest in shares of a single underlying mutual fund (a two-tier structure).

For Internal Distribution Only	Page 2

unit investment trust

A separate account unit investment trust is a registered investment company that holds a single asset, typically the shares of an underlying mutual fund (in this case, the Fidelity Fund). A unit investment trust has no board of directors and no investment adviser because there is no day-to-day investment management. Instead, it is the underlying mutual fund that has the board of directors and investment adviser.

The two-tier structure provides several advantages. The structure provides economies of scale in asset management. In particular, a single underlying fund, such as the Fidelity Fund, can combine assets from a wide variety of variable annuity and life contracts. These economies of scale can facilitate the implementation of the investment strategy and provide lower operating expense ratios.

How do the investment objectives and management of VCA 2 and VCA 10 and the Fidelity Fund compare?

Both VCA 2 and VCA 10 and the Fidelity Fund invest primarily in equity securities of large companies.

•	The investment objective of VCA 2 and VCA 10 is long-term growth of capital. The Fidelity Fund’s investment objective is to seek investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.

•	VCA 2 and VCA 10 are actively managed, and the Fidelity Fund is passively managed seeking to track the performance on an index.

•	PGIM Investments serves as the investment manager for VCA 2 and VCA 10 and Jennison serves as the subadviser for VCA 2 and VCA 10. Fidelity Management & Research Company LLC serves as the investment manager for the Fidelity Fund, and Geode Capital Management, LLC serves as its subadviser.

How will the proposals impact fees and expenses?

The Restructurings are expected to reduce your fees and expenses. VCA 2 Participants currently pay a mortality & expense risk fee and an investment management fee. VCA 10 Participants currently pay an administrative fee and an investment management fee. The mortality & expense risk fee that VCA 2 Participants currently pay, and the administrative fee that VCA 10 Participants currently pay, will remain unchanged after the Restructurings, but the investment management fee charged (VCA 2 - 0.125%; VCA 10 - 0.25%) will no longer be charged following the Restructurings, and the Participants will instead bear the fees and expenses of the Fidelity Fund (currently 0.10%). As such, after the Restructurings, Participants will pay lower total fees and expenses.

What are the U.S. federal tax consequences of the Restructurings?

The Restructurings are not expected to result in tax consequences to Participants.

Who will pay for the costs of the proxy solicitation and Restructurings?

On April 4, 2022, Prudential Financial sold its full-service retirement business to Empower Retirement, LLC, the second-largest retirement provider in the U.S. Prudential and/or Empower Retirement will bear all expenses in connection with the Proxy Statements/Prospectuses, including, without limitation: preparation and filing of the Proxy Statements/Prospectuses, proxy mailing expenses and solicitation expenses.

For Internal Distribution Only	Page 3

PGIM Investments expects to utilize a transition manager to facilitate the Restructurings. These expenses will be directly incurred on behalf of VCA 2 and VCA 10 in connection with the Restructurings and will be borne by VCA 2, VCA 10 and the respective Participants. PGIM Investments believes these costs to be reasonable in light of the long-term benefits to Participants from the Restructurings, including investment in a fund with strong historical performance and a reduced total expense ratio.

What happens if the Participants of VCA 2 and VCA 10 do not approve the respective Restructuring?

In the event that the Participants do not approve the respective Restructuring, the Committee of VCA 2 or VCA 10, respectively, will determine what further action, if any, to take. The Committee of VCA 2 or VCA 10 could, for example, decide to take no further action, which would mean that VCA 2 or VCA 10, as applicable, would continue to be managed and operated in their current structure, or the Committee of VCA 2 or VCA 10 could decide to conduct a new proxy solicitation for approval of the Restructuring of VCA 2 or VCA 10, as applicable.

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

INFORMATION ABOUT PARTICIPATING IN THE VIRTUAL MEETINGS

Any Participants wishing to participate in the Meeting of their respective contract (VCA 2 or VCA 10) by means of remote communication can do so at https://viewproxy.com/Prudential/broadridgevsm/. In order to register to attend a Meeting, please visit the Meeting website no later than 5:00 p.m. Eastern Time on November 11, 2022.

Participants will need to register for the Meeting of their respective contract by entering the control number found on the proxy card or voting instruction form on the Meeting website.

Proxy Materials Are Available Online At: https://www.pgim.com/investments/fund-updates

AST Fund Solutions is identified as the proxy solicitor in the Proxy Statements/Prospectuses.

For Internal Distribution Only	Page 4